UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material under § 240.14a-12

Cambium Networks Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CAMBIUM NETWORKS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 3, 2020

TO OUR SHAREHOLDERS:

Notice is hereby given that the 2020 annual meeting of shareholders of Cambium Networks Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), will be held on June 3, 2020, at 10:00 a.m. Pacific Standard Time at the Company’s offices located at 2590 N 1st Street, Suite #220, San Jose, California 95131*, to consider the following matters, as more fully described in the proxy statement accompanying this notice:

1.	the election of the two Class I directors named in the proxy statement;

2.	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

3.	the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Shareholders of record at the close of business on April 9, 2020 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. All shareholders are cordially invited to attend the meeting in person.

YOUR VOTE IS IMPORTANT.

You may cast your vote over the Internet, by telephone or by completing and mailing a proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Annual Meeting, regardless of whether you plan to attend in person.

You can find detailed information regarding voting in the section entitled “Questions and Answers” on pages 1 through 5 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2020

The notice of the Annual Meeting, proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available at http: www.proxypush.com/CMBM.

By order of the board of directors

Sincerely,

Atul Bhatnagar

Chief Executive Officer

Rolling Meadows, Illinois – April 24, 2020

* We are actively monitoring the public health and travel safety concerns relating to the evolving coronavirus (“COVID-19”) pandemic and the advisories or mandates that federal, state and local governments, and related agencies, may issue. In the event we determine that it is not possible or advisable to hold our annual meeting as currently planned, we will publicly announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting in a different location or solely by means of remote communication (i.e., a virtual-only annual meeting). If you are planning to attend our annual meeting, please check the Investor Relations section of our corporate website, which can be accessed at www.cambiumnetworks.com, prior to the meeting date for any updated information.

i

ii

CAMBIUM NETWORKS CORPORATION

3800 Golf Road

Suite 360

Rolling Meadows, Illinois 60008

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2020

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to shareholders of Cambium Networks Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), in connection with the solicitation of proxies by our board of directors for use at our 2020 annual meeting of shareholders to be held on June 3, 2020 (the “Annual Meeting”), and at any adjournment or postponement thereof. The Annual Meeting will be held at 10:00 a.m. Pacific Standard Time at the Company’s offices located at 2590 N 1st Street, Suite #220, San Jose, California 95131*.

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are making this proxy statement and its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 available to our shareholders electronically via the Internet at http:www.proxypush.com/CMBM. On or about April 24, 2020, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials, or Internet Notice, containing instructions on how to access this proxy statement and vote online or by telephone. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them pursuant to the instructions provided in the Internet Notice. The Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted.

* We are actively monitoring the public health and travel safety concerns relating to the evolving COVID-19 pandemic and the advisories or mandates that federal, state and local governments, and related agencies, may issue. In the event we determine that it is not possible or advisable to hold our annual meeting as currently planned, we will publicly announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting in a different location or solely by means of remote communication (i.e., a virtual-only annual meeting). If you are planning to attend our annual meeting, please check the Investor Relations section of our corporate website, which can be accessed at www.cambiumnetworks.com, prior to the meeting date for any updated information.

THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS

Why am I receiving these materials?

We are distributing our proxy materials because our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Pursuant to SEC rules, we are providing access to our proxy materials via the Internet. Accordingly, we are sending an Internet Notice to all of our shareholders as of the record date. All shareholders may access our proxy materials on the website referred to in the Internet Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Internet Notice. Additionally, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to provide our shareholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

Shareholders will vote on two proposals at the Annual Meeting:

•	the election of two Class I directors named in this proxy statement; and

•	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

We will also consider other business, if any, that properly comes before the Annual Meeting.

What happens if other business not discussed in this proxy statement comes before the meeting?

The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the meeting and is proper under our Amended and Restated Memorandum and Articles of Association and Delaware law, the Company representatives will use their discretion in casting all of the votes that they are entitled to cast.

How does the board of directors recommend that shareholders vote on the proposals?

Our board of directors recommends that shareholders vote “FOR” the election of the Class I directors and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December  31, 2020.

Who is entitled to vote?

The record date for the Annual Meeting is the close of business on April 9, 2020. As of the record date, 25,680,282 ordinary shares, par value $0.0001 per share, were outstanding. Only holders of record of our ordinary shares as of the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each shareholder is entitled to one vote for each share of our ordinary shares held by such shareholder on the record date.

What do I need for admission to the Annual Meeting?

Admittance is limited to shareholders of the Company. If you are the shareholder of record, your name will be verified against the list of shareholders prior to your admittance to the Annual Meeting. You should be prepared to present photo identification for admission at the Annual Meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned ordinary shares of the Company as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee or other similar evidence of ownership as of the record date, as well as your photo identification, for your admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend the Annual Meeting, you may not vote in person at the Annual Meeting unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

We currently plan to hold the Annual Meeting in person. However, we are actively monitoring the public health and travel safety concerns relating to the evolving COVID-19 pandemic and the advisories or mandates that federal, state and local governments, and related agencies, may issue. In the event we determine that it is not possible or advisable to hold our annual meeting as currently planned, we will publicly announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting in a different location or solely by means of remote communication (i.e., a virtual-only annual meeting). If you are planning to attend our annual meeting, please check the Investor Relations section of our corporate website, which can be accessed at www.cambiumnetworks.com, prior to the meeting date for any updated information.

How can I vote my shares without attending the Annual Meeting?

If you are a holder of record of ordinary shares of the Company, you may direct your vote without attending the Annual Meeting by following the instructions on the Internet Notice or proxy card to vote by Internet or by telephone, or by signing, dating and mailing a proxy card.

If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote without attending the Annual Meeting by signing, dating and mailing your voting instruction card. Internet or telephonic voting may also be available. Please see your voting instruction card provided by your broker, bank or other nominee for further details.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a shareholder of record, you may change your vote or revoke your proxy by:

•	delivering to us (Attention: Corporate Secretary) at the address on the first page of this proxy statement a written notice of revocation of your proxy;

•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or

•	attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

What is a broker non-vote?

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal Two). The election of two Class I directors (Proposal One) is a non-routine matter.

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposal Two, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to Proposal One, or any other non-routine matters that are properly presented at the Annual Meeting. Broker non-votes will have no impact on the voting results.

What constitutes a quorum?

The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding ordinary shares entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.

What vote is required to approve each matter to be considered at the Annual Meeting?

Proposal One: Election of Directors.

Our Amended and Restated Memorandum and Articles of Association provide for a plurality voting standard for the election of directors. The two directors receiving the highest number of “FOR” votes will be elected as Class I directors. An abstention or a broker non-vote on Proposal One will not have any effect on the election of directors.

Proposal Two: Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020.

The affirmative vote of the majority of our ordinary shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Two.

What is the deadline for submitting a proxy?

To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received by 11:59 p.m. Eastern Time on the day before the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.

What does it mean if I receive more than one Internet Notice or proxy card?

If you hold your shares in more than one account, you will receive an Internet Notice or proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the Internet Notice or proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every Internet Notice or proxy card that you receive.

How will my shares be voted if I return a blank proxy card or a blank voting instruction card?

If you are a holder of record of our ordinary shares and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted:

•	“FOR” the election of each of the two Class I nominees for director named in this proxy statement; and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:

•	will be counted as present for purposes of establishing a quorum;

•

will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal Two); and

•

will not be counted in connection with the election of two Class I directors (Proposal One), or any other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results.

Our board of directors knows of no matter to be presented at the Annual Meeting other than Proposals One and Two. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Who is making this solicitation and who will pay the expenses?

This proxy solicitation is being made on behalf of our board of directors. All expenses of the solicitation, including the cost of preparing and mailing the Internet Notice or this proxy statement, will be borne by the company.

Will a shareholder list be available for inspection?

A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for 10 days prior to the Annual Meeting, at Cambium Networks, 3800 Golf Road, Suite 360, Rolling Meadows, Illinois 60008 between the hours of 8:00 a.m. and 5:00 p.m. Central Standard Time.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible shareholders who share a single address, unless we have received instructions to the contrary from any shareholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please send a request to: Cambium Networks Corporation, attention: General Counsel, 3800 Golf Road, Suite 360, Rolling Meadows, Illinois 60008, +1 (847) 264-2188. Similarly, you may also contact us at the address above if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

When are shareholder proposals due for next year’s annual meeting of the shareholders?

Our shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our Amended and Restated Memorandum and Articles of Association and the rules established by the SEC. Under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2021 annual meeting of shareholders, we must receive the proposal at our executive offices at 3800 Golf Road, Suite 360, Rolling Meadows, Illinois 60008 not earlier than February 3, 2021 and not later than March 5, 2021. The proposal should be addressed to the attention of our General Counsel, Cambium Networks, 3800 Golf Road, Suite 360, Rolling Meadows, IL 60008 and we suggest that it be sent by certified mail, return receipt requested.

Whom can I contact for further information?

If you would like additional copies, without charge, of this proxy statement or if you have questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our General Counsel at Cambium Networks, 3800 Golf Road, Suite 360, Rolling Meadows, IL 60008.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE

ELECTION OF TWO CLASS I DIRECTORS

Controlled Company Status

We are a “controlled company” under Nasdaq rules because more than 50% of the voting power of our shares are held by Vector Cambium Holdings (Cayman) L.P. (“VCH L.P.”) which, in turn, is owned by investment funds affiliated with Vector Capital. We have relied upon the controlled company exemption relating to the board of directors and committee independence requirements under the Nasdaq listing rules. Pursuant to this exemption, we are exempt from the rules that would otherwise require that our board of directors consist of a majority of independent directors.

Shareholder Agreement

On June 26, 2019, we entered into the shareholder agreement (the “Shareholder Agreement”) by and among us and VCH, L.P. pursuant to which Vector Capital is entitled to nominate members of our board of directors as follows: so long as affiliates of Vector Capital own, in the aggregate, (i) more than 5% but up to 25% of our outstanding ordinary shares, Vector Capital will be entitled to nominate one director, (ii) more than 25% but up to 50% of our ordinary shares, Vector Capital will be entitled to nominate two directors or (iii) more than 50% of our ordinary shares, Vector Capital will be entitled to nominate a number of directors proportionate to their voting interest.

Vector Capital currently holds 74.8% of our outstanding ordinary shares. The directors presently nominated by Vector Capital are Alexander Slusky and Robert Amen.

For more information on the Shareholder Agreement, see the section on “Certain Relationships and Related Party Transactions—Shareholder Agreement.”

General

Our board of directors currently consists of five directors, which are divided into three classes with staggered, three-year terms. Our Amended and Restated Memorandum and Articles of Association provides that the authorized number of directors may be changed only by resolution of our board of directors. At the Annual Meeting, our shareholders will elect two Class I directors, whose terms will expire at the annual meeting of shareholders to be held in 2023. Each of our current directors continues to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

Our board of directors nominated each of Alexander Slusky and Atul Bhatnagar for election to our board of directors as Class I directors at the Annual Meeting. Both Mr. Slusky and Mr. Bhatnagar currently serve on our board of directors and have consented to be named in this proxy statement and have agreed to serve, if elected, until the 2023 annual meeting of shareholders and until their successors have been duly elected and qualified or until their earlier resignation or removal.

Information Regarding Nominees and Continuing Directors

The following table sets forth information with respect to our directors, including the two nominees for election at the Annual Meeting:

Name	Age	Director Since	Board Committees
Class I Directors - Nominees for Election at the Annual Meeting
Alexander Slusky	52	October 2011	Compensation Committee (Chair)
Atul Bhatnagar	62	September 2014	—

Class II Directors - Term Expiring at the 2021 Annual Meeting
Vikram Verma	54	January 2019	Audit Committee, Compensation Committee
Robert Amen (Chairman)	46	October 2011	Audit Committee

Class III Directors - Term Expiring at the 2022 Annual Meeting
Bruce Felt	62	May 2018	Audit Committee (Chair)

Additional biographical descriptions of the nominees and continuing directors are set forth in the text below. These descriptions include the experience, qualifications, qualities and skills that led to the conclusion that each director should serve as a member of our board of directors at this time.

Board Nominees – Class I Directors

Alexander R. Slusky has served as a member of our board of directors since our divestiture from Motorola Solutions in October 2011. In addition, Mr. Slusky was a director of Technicolor SA from 2012 to 2015. Mr. Slusky is the founder of Vector Capital, where he has served as Vector Capital’s Chief Investment Officer since 1997. Prior to joining Vector Capital, Mr. Slusky led the technology equity practice at Ziff Brothers Investments, a private investment firm. Before joining Ziff Brothers, Mr. Slusky was at New Enterprise Associates, a venture capital fund, focusing on investments in software, communications and digital media. Prior to New Enterprise Associates, Mr. Slusky was a consultant at McKinsey & Company. Mr. Slusky holds a B.A. in Economics from Harvard University and a M.B.A. from Harvard Business School.

We believe that Mr. Slusky possesses specific attributes that qualify him to serve as a member of our board of directors and the chair of our compensation committee, including his experience as an investor in the technology industry and as a member of the board of directors of other public and private companies.

Atul Bhatnagar has served as our President and Chief Executive Officer, or CEO, since February 2013 and has been on the board of directors of Cambium Networks, Ltd., the company through which we conduct our business, since September 2014. In connection with our IPO, Mr. Bhatnagar was appointed as a member of our board of directors in April 2018. Prior to joining us, Mr. Bhatnagar served as the President and Chief Executive Officer of Ixia, a company that provided test and measurement equipment and applications to maintain wireless and wireline computer networks, from March 2008 until May 2012. Mr. Bhatnagar holds a B.S. degree in Electrical Engineering from the Birla Institute of Technology and Sciences and a M.S. in Electrical Engineering from the University of New Mexico, Albuquerque.

We believe that Mr. Bhatnagar possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience in the wireless and wireline networking industry and the operational insight and expertise he has accumulated as our President and CEO.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE TWO CLASS I BOARD NOMINEES NAMED ABOVE.

Continuing Directors—Class II Directors

Vikram Verma has served as a member of our board of directors since January 2019 and has agreed to serve on our audit and compensation committees. Mr. Verma has served as Chief Executive Officer of 8x8, a cloud communication services company, since September 2013 and as a director of 8x8 since January 2012. From October 2008 through August 2013, Mr. Verma was President of Strategic Venture Development for Lockheed Martin. From 2006 through 2008, Mr. Verma was President of the IS&GS Savi Group, a division of Lockheed Martin. Prior to 2006, Mr. Verma was Chairman and Chief Executive Officer of Savi Technology. Mr. Verma received a B.S.E.E. degree from Florida Institute of Technology, a M.S.E. degree from the University of Michigan in electrical engineering, and the graduate degree of Engineer in Electrical Engineering from Stanford University.

We believe that Mr. Verma possesses specific attributes that qualify him to serve as a member of our board of directors and a member of our audit and compensation committees, including his experience as a chief executive officer of public companies.

Robert Amen, has served as a member of our board of directors since our divestiture from Motorola Solutions in October 2011 and as our Chairman of the Board since 2018. Mr. Amen joined Vector as an Associate in 1999 and became Managing Director in 2012. Before joining Vector Capital, Mr. Amen was a Business Development Manager at Microsoft Corporation and a Corporate Finance Analyst in the Technology practice at Montgomery Securities. Mr. Amen has a B.A. in history and economics from Stanford University and a M.B.A from The Wharton School.

We believe that Mr. Amen possesses specific attributes that qualify him to serve as a member of our board of directors and a member of our audit committee, including his experience as an investor in the technology industry and as a member of the board of directors of other private companies.

Continuing Directors—Class III Directors

Bruce Felt has served as a member of our board of directors since May 2018 and is the chair of our audit committee. In addition, Mr. Felt has served as the Chief Financial Officer of Domo, a cloud-based enterprise software company, since August 2014. From June 2012 to June 2014, Mr. Felt served as the Chief Financial Officer of Ten-X, an online real estate marketplace. From October 2006 to June 2012, Mr. Felt served as the Chief Financial Officer of SuccessFactors, a cloud-based human capital management software company. Mr. Felt is currently a member the board of directors of Evolent Health, a healthcare services management company, BetterWorks Systems, Inc., a provider of enterprise software for continous performance management, and Personal Capital, a provider of wealth management applications and services. Mr. Felt was a member of the board of directors of Yodlee, a provider of financial applications, from March 2014 until November 2015. Mr. Felt holds a B.S. in accounting from the University of South Carolina and a M.B.A. from Stanford University Graduate School of Business.

We believe that Mr. Felt possesses specific attributes that qualify him to serve as a member of our board of directors and the Chair of our audit committee, including his experience as a chief financial officer and a member of the board of directors of public and private companies.

CORPORATE GOVERNANCE

Controlled Company Exemption

We rely on the controlled company exemption under the Nasdaq corporate governance rules, including exemptions from certain corporate governance requirements such as requirements that:

•	a majority of our board of directors consists of “independent directors,” as defined under the rules of Nasdaq;

•

the compensation of our executive officers be determined, or recommended to the board of directors for determination, by majority vote of the independent directors or by a compensation committee comprised solely of independent directors;

•

director nominees be selected, or recommended to the board of directors for selection, by majority vote of the independent directors or by a nomination committee comprised solely of independent director;

•	the nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the compensation committee be composed entirely of independent directors; and

•	there be an annual performance evaluation of the nominating and corporate governance and compensation committees.

These exemptions do not modify the independence requirements for our audit committee, which require that our audit committee be comprised exclusively of independent directors. However, under the Nasdaq corporate governance rules, we are permitted to phase in our independent audit committee with one independent member at the time of listing, a majority of independent members within 90 days of listing and a fully independent committee within one year of listing.

Board of Directors’ Role in Risk Oversight

Our board of directors takes an enterprise-wide approach to risk management that seeks to complement our organizational objectives, strategic objectives, long-term organizational performance and the overall enhancement of shareholder value. Our board of directors assesses and considers the risks we face on an ongoing basis, including risks that are associated with our financial position, our competitive position and the impact of our operations on our cost structure. In addition, our board of directors reviews and assesses information regarding cybersecurity risks with management. Our board of directors’ approach to risk management includes understanding the risks we face, analyzing them with the latest information available and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.

Certain committees of our board of directors actively manage risk within their given purview and authority. Our audit committee has the responsibility for overseeing our major financial, legal and regulatory risk exposures, which span a variety of areas including litigation, regulatory compliance, reputational and policy matters, financial reporting and cybersecurity. Our audit committee also oversees the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk and related compliance efforts. Our compensation committee evaluates risks arising from compensation policies and practices. Each of our committees provides reports to the full board of directors regarding these and other matters.

Evaluations of the Board of Directors

The board of directors evaluates its performance and the performance of its committees and individual directors on an annual basis through an evaluation process administered by the board of directors. The board of directors discusses each evaluation to determine what, if any, actions should be taken to improve the effectiveness of the board of directors or any committee thereof or of the directors.

Meetings of the Board of Directors

Our board of directors held eight (8) meetings during the year ended December 31, 2019. During 2019, each person currently serving as a director attended at least 75% of the aggregate of the total number of meetings of the board of directors and each committee of which he was a member. Each director is also encouraged and expected to attend the Company’s Annual Meeting.

Committees of the Board of Directors

Our board of directors has established an audit committee and a compensation committee. We are relying on the controlled company exemption under the Nasdaq rules that do not require us to form a nominating and corporate governance committee at this time, and the independent members of our board of directors are responsible for nominations.

Each committee operates pursuant to a written charter that has been approved by our board of directors. A copy of the current charter for each of the audit committee and compensation committee is available on our website at www.cambiumnetworks.com. We do not intend the website address listed in this proxy statement to be an active link or to otherwise incorporate the contents of our website into this proxy statement. The audit committee met two (2) times in 2019, and the compensation committee met two (2) times in 2019. The governance matters associated with our IPO were considered by the full board of directors.

Audit Committee	Compensation Committee
Bruce Felt (Chair)	Alexander Slusky (Chair)
Vikram Verma	Vikram Verma
Robert Amen

Audit Committee

Our audit committee consists of Bruce Felt, Vikram Verma and Robert Amen, with Mr. Felt serving as the chair. Our board of directors has determined that Bruce Felt and Vikram Verma are independent within the meaning of Rule 10A-3 under the Exchange Act. We are relying on the phase-in rules of the SEC and Nasdaq with respect to the audit committee which permit us to have an audit committee that has a majority of members that are independent until the one year anniversary of our IPO, after which all members of our audit committee will be required to be independent. Our board of directors has also determined that Messrs. Felt, Verma and Amen are each an “audit committee financial expert” as defined by the applicable SEC rules and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq.

In accordance with our audit committee charter, our audit committee is responsible for, among other things:

•	overseeing our corporate accounting and financial reporting processes and our internal controls over financial reporting;

•	evaluating the independent registered public accounting firm’s qualifications, independence and performance;

•	engaging and providing for the compensation of the independent registered public accounting firm;

•	approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	reviewing our consolidated financial statements;

•	reviewing our critical accounting policies and estimates and internal controls over financial reporting;

•	discussing with management and the independent registered public accounting firm the results of the annual audit and the reviews of our quarterly consolidated financial statements; and

•	such other matters that are specifically designated to the audit committee by our board of directors from time to time.

Our audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

Compensation Committee

Our compensation committee consists of Alexander Slusky and Vikram Verma, with Mr. Slusky serving as chair. We rely on certain exemptions afforded to controlled companies under the Nasdaq corporate governance rules, which exempt us from the requirement that we have a compensation committee composed entirely of independent directors. We intend to comply with future requirements to the extent they become applicable to us.

In accordance with our compensation committee charter, our compensation committee is responsible for, among other things:

•

reviewing and recommending policies relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other senior officers;

•	evaluating the performance of the Chief Executive Officer and other senior officers in light of those goals and objectives;

•	setting compensation of the Chief Executive Officer and other senior officers based on such evaluations;

•	administering the issuance of options and other awards under our equity-based incentive plans; and

•	such other matters that are specifically designated to the compensation committee by our board of directors from time to time.

The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. The compensation committee may form and delegate authority to subcommittees consisting of one or more members when it deems appropriate.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2019, none of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Corporate Governance Guidelines

The board of directors has adopted our Corporate Governance Guidelines which provide the framework for our corporate governance along with our Amended and Restated Memorandum and Articles of Association,

committee charters and other key governance practices and policies. Our Corporate Governance Guidelines cover a wide range of subjects, including the conduct of board meetings, independence and selection of directors, board membership criteria, and board committee composition. The Corporate Governance Guidelines are available on our website at www.cambiumnetworks.com. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics, which establishes the standards of ethical conduct applicable to all of our directors, officers and employees, and a code of ethics for senior financial officers that applies to our Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Controller and persons performing similar functions. A copy of our code of conduct is posted on our website, www.cambiumnetworks.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Listing Rules concerning any amendments to, or waivers from, any provision of the code. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Prohibition on Hedging and Pledging of Company Securities

The Company has a policy that prohibits officers, directors and employees from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Officers, directors and employees of the Company are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Shareholder Communications

Any shareholder or other interested party who wishes to communicate with our board of directors or any individual director may send written communications to our board of directors or such director c/o Corporate Secretary, Cambium Networks Corporation, 3800 Golf Road, Suite 360, Rolling Meadows, Illinois 60008. The communication must include the shareholder’s name, address and an indication that the person is our shareholder. The Corporate Secretary will review any communications received from shareholders and will forward such communications to the appropriate director or directors, or committee of our board of directors, based on the subject matter.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our board of directors, executive officers and beneficial holders of more than ten percent (10%) of the outstanding ordinary shares are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, which requires them to file reports with respect to their ownership of our securities. To our knowledge, based solely upon the copies of Section 16(a) reports and written representations which we received from such persons for their 2019 fiscal year transactions in our ordinary shares and their ordinary shares holdings, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent (10%) beneficial owners, provided, however, that Mr. Stephen Cumming failed to timely file a Form 4 in July 2019 and a Form 4 October 2019, each to report shares withheld by the Company to pay taxes in connection with the vesting of restricted share awards granted to Mr. Cumming in June 2019. Both of the referenced transactions have since been reported by Mr. Cumming on a Form 5.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in the section titled “Executive compensation,” we describe below the transactions since January 1, 2019 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our share capital, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Recapitalization and Return of Capital

Under the VCH, L.P. Limited Partnership Agreement (“VCH LPA”) that was in effect prior to our IPO, Class A Units were issued to Vector Capital in exchange for cash investments, while Class B Units were used exclusively to underlie share-based compensation awards granted to our employees and other service providers. The VCH LPA provided, among other things, that any distributions paid by VCH, L.P. in respect of its equity be paid: (i) first, to holders of Class A Units in the form of an 8% yield on invested capital, (ii) second, to holders of Class A Units as a return of invested capital until all such capital has been returned and (iii) thereafter, ratably among holders of Class A Units and holders of share-based compensation awards, provided, that in the case of share-based compensation awards certain valuation thresholds of Cambium Networks assigned to such awards at the time of grant have been exceeded.

Prior to our IPO, we determined that as a public company, it would be preferable that equity compensation awards for our employees and service providers be issued in respect of our ordinary shares, as opposed to units in VCH, L.P., as this would provide direct alignment of these incentive awards with the interests of our public shareholders. In addition, we and Vector Capital determined that the unreturned capital and accumulated yield payable to holders of Class A Units under the VCH LPA would be paid in the form of additional shares in us. To accomplish these objectives, in connection with this offering we effected a recapitalization, which was comprised of (i) increasing our authorized and outstanding shares held by VCH L.P. and (ii) exchanging the vested share-based compensation awards held by our employees for our shares and unvested share-based compensation awards for restricted shares or restricted share units issued by us, in each case on a value-for-value basis (together, the “Recapitalization”). The shares issuable in connection with the return of capital and accumulated yield and the exchange of equity awards were both based on the price to the public in the IPO. The Recapitalization had the effect of moving the relative pre-IPO economic ownership interests of our employees and service providers from VCH, L.P. to Cambium Networks Corporation, but did not otherwise affect our legal relationships with employees and service providers, all of whom continue to be employed by or provide services to us or our wholly-owned subsidiaries. After completion of the Recapitalization and our IPO, we are neither party to nor subject to any obligations under the VCH LPA.

Transactions with Vector Capital and its Affiliates

Recapitalization

Pursuant to the Recapitalization which was effective upon our IPO, we issued 17,627,575 ordinary shares to VCH, L.P. as its return of capital under the VCH LPA.

Shareholder Agreement

We entered into the Shareholder Agreement upon the effectiveness of our IPO pursuant to which Vector Capital is entitled to nominate members of our board of directors as follows: so long as affiliates of Vector Capital own, in the aggregate, (i) more than 5% but up to 25% of our outstanding ordinary shares, Vector Capital will be entitled to nominate one director, (ii) more than 25% but up to 50% of our ordinary shares, Vector Capital will be entitled to nominate two directors or (iii) more than 50% of our ordinary shares, Vector Capital will be entitled to nominate a number of directors proportionate to their voting interest.

Registration rights

Pursuant to the Shareholder Agreement, we have granted certain registration rights to Vector Capital. Set forth below is a description of the registration rights granted under the Shareholder Agreement.

Demand registration rights

At any time or from time to time after six (6) months following the date of closing of our IPO, Vector Capital may request in writing that we effect a registration on Nasdaq; provided that we shall not be obligated to effect such requested registration if (x) it is for a public offering of ordinary shares reasonably anticipated to have an aggregate offering price to the public of less than $10,000,000 or (y) we then meet the eligibility requirements applicable to use the Form S-3 in connection with such registration and are able to effect such requested registration. We shall be obligated to effect no more than two registrations pursuant to the demand registration rights that have been declared and ordered effective.

Form S-3 registration rights

Holders of our registrable securities have the right to request that we file a registration statement on Form S-3 when we are qualified for registration on such form. We shall be obligated to effect no more than two registrations that have been declared and ordered effective within any 12-month period.

Piggyback registration rights

If we propose to file a registration statement for a public offering of our securities, subject to certain exceptions, we shall notify all holders of registrable securities and afford them an opportunity to include in the registration all or any part of their registrable securities that each such holder has requested to be registered.

Expenses of registration

Subject to certain exceptions such as withdrawal of the registration by the securityholders, we will pay all expenses (other than underwriting discounts and commissions) in connection with the demand registration, Form S-3 registration and piggyback registration including, among others, all registration and filing fees, printers’ and accounting fees, fees and disbursements of counsel for us, reasonable fees and disbursements of a single special counsel for the holders.

Termination of registration rights

The registration rights discussed above shall terminate on the earlier of (i) the date that is seven (7) years from the date of the closing of our IPO and (ii) with respect to any securityholder, the date on which such holder may sell all of its registrable securities under Rule 144 of the Securities Act in any 90-day period.

Limitations on subsequent registration right

From and after the date of the Shareholder Agreement, we shall not, without the prior written consent of holders of at least two-thirds of outstanding shares on issue, enter into any agreement with any holder or prospective holder of any equity securities of us that would allow such holder or prospective holder (i) to include such equity securities in any registration, unless under the terms of such agreement such holder or prospective holder may include such equity securities in any such registration only to the extent that the inclusion of such equity securities will not reduce the amount of the registrable securities of the holders that are included, (ii) to demand registration of their securities, or (iii) cause us to include such equity securities in any registration discussed above on a basis more favorable to such holder or prospective holder than is provided to the holders thereunder.

The summary of the Shareholder Agreement contained in this proxy statement is qualified by reference to the Shareholder Agreement, a copy of which was filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 13, 2018.

Management fees

Pursuant to a management agreement we entered into with an affiliate of VCH, L.P. in 2011, the affiliate charged us management fees of $0.2 million in 2019, for management oversight and services. The management agreement terminated and was of no further force or effect up the completion of our IPO.

Parent Guaranty

In connection with our execution of the Waiver and First Amendment to Amended and Restated Credit Agreement dated November 21, 2018, Vector Capital IV, L.P., an affiliate of the general partner of VCH, L.P., executed a Limited Guaranty agreement whereby it has agreed to guarantee our term loan up to a maximum of the lesser of: (i) $25.0 million and (ii) an amount equal to (a) 1.10 multiplied by (b) an amount equal to the then aggregate principal amount of the Tranche B loan. This guaranty was subsequently terminated in connection with our entry into a Third Amendment to Amended and Restated Credit Agreement on June 28, 2019 as described in the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2019.

Vector Capital Participation in our IPO

In June 2019, we issued an aggregate of 5,800,000 ordinary shares at a purchase price of $12.00 per share in connection with our IPO. The net proceeds from the offering were $66.0 million. Vector Capital, through affiliated entities, which holds a controlling interest in us and is affiliated with two members of our board of directors, purchased an aggregate of 1,500,000 ordinary shares issued in the IPO at the IPO price of $12.00 per share for an aggregate purchase price of $18.0 million.

Transactions with Executive Officers and Directors

Indemnification Agreements with Officers and Directors

We entered into new indemnification agreements with all of our executive officers and directors in connection with our IPO. Each indemnification agreement provides that we will indemnify the director or executive officer, as the case may be, to the fullest extent permitted by law for claims arising in his or her capacity as our director or executive officer, as the case may be, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that we do not assume the defense of a claim against a director or such officer, we will be required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

Employment Agreements

We have entered into agreements containing compensation, termination and change of control provision, among others, with certain of our executive offices as described in the section entitled “Executive compensation—Employment agreements and Potential payments upon termination or change-in-control” below.

Policies and Procedures for Related Person Transactions

Related person transactions, which we define as all transactions involving an executive officer, director or a holder of more than 5% of our shares, including any of their immediate family members and any entity owned or controlled by such persons, are reviewed and approved by the audit committee of our board of directors and a majority of disinterested directors on our board.

In any transaction involving a related person, our audit committee and board of directors considers all of the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related persons; in the event the related person is a director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on a director’s independence; the risks, costs and benefits of the transaction to us; and whether any alternative transactions or sources for comparable services or products are available.

After considering all such facts and circumstances, our audit committee and board determine whether approval or ratification of the related person transaction is in our best interests. For example, if our audit committee determines that the proposed terms of a related person transaction are reasonable and at least as favorable as could have been obtained from unrelated third parties, it will recommend to our board of directors that such transaction be approved or ratified. In addition, if a related person transaction will compromise the independence of one of our directors, our audit committee may recommend that our board of directors reject the transaction if it could affect our ability to comply with securities laws and regulations or the Nasdaq listing requirements.

Each transaction described above was entered into prior to our IPO and the adoption of our audit committee charter. Accordingly, each was approved by disinterested members of our board of directors after making a determination that the transaction was executed on terms no less favorable than those we could have obtained from unrelated third parties.

The policies and procedures described above for reviewing and approving related person transactions are set forth in our Policy for Approval of Related Party Transactions which was adopted in connection with our IPO. In addition, the charter for our audit committee will provide that one of the committee’s responsibilities is to review and approve in advance any proposed related person transactions.

Pursuant to the written charter of our audit committee adopted in June 2019, our audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all related person transactions involving a principal shareholder, a member of the board of directors, senior management or an immediate family member of any of the aforementioned individuals. In addition, our Code of Business Conduct and Ethics requires that our officers and employees avoid taking for themselves personally opportunities that are discovered through the use of our property, information or position or use of our property, information or position for personal gain.

DIRECTOR COMPENSATION

Our directors who were not also (i) our officers or employees or (ii) affiliated with Vector Capital are eligible to receive cash compensation for their service on our board of directors, although all directors have received equity awards in us. In 2019, each of Messrs. Felt and Verma received an equity grant in the form of an option to purchase 60,000 ordinary shares, with 25% of the ordinary shares subject to the option vesting on July 24, 2019 in the case of Mr. Felt and on January 25, 2020 in the case of Mr. Verma and the remaining ordinary shares vesting in equal quarterly installments over the next 12 quarters subject to continued service. Messrs. Amen and Slusky each received an equity grant in the form of an option to purchase 30,000 ordinary shares, with 25% of the ordinary shares subject to the options vesting on June 23, 2020 and the remaining ordinary shares vesting in equal quarterly installments over the next 12 quarters subject to continued service.

Our board of directors have approved the non-employee director compensation program set forth below, which became effective following the consummation of our initial public offering:

Annual Cash Compensation Elements	Amount
Board Retainer	$50,000
Audit Committee Retainer (chair)	$25,000
Compensation Committee Retainer (chair)	$25,000	(1)

(1)	Payable only to the extent the chair is not affiliated with Vector Capital; accordingly no fee was paid to the chair of the Compensation Committee during 2019 as this role was held by Mr. Slusky.

All retainers are paid quarterly in arrears and, if applicable, are prorated based upon board or chair service during the calendar year. In addition, we reimburse our directors for their reasonable out-of-pocket expenses to attend board and committee meetings.

The following table sets forth the 2019 director compensation received by our non-employee director

Name	Fees earned or paid in cash ($)	Option awards ($)(1)(2)	All other compensation ($)	Total ($)
Robert Amen	—	150,030	—	150,030
Alexander R. Slusky	—	150,030	—	150,030
Bruce Felt	99,761	300,060	—	399,821
Vikram Verma	50,002	300,060	—	350,062

(1)

Amounts reported in this column reflect the aggregate grant date fair value of the options awarded to our non-employee directors in 2019, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). See Note 11 to the Consolidated Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

(2)

As of December 31, 2019, our non-employee directors had equity awards outstanding with respect to the following number of shares: Mr. Amen — options, 30,000; Mr. Slusky — options, 30,000; Mr. Felt — options, 60,000; and Mr. Verna — options, 60,000.

EXECUTIVE OFFICERS

The executive officers of the Company are elected each year at the meeting of our Board, which follows the annual meeting of stockholders, and at other Board meetings, as appropriate. As of April 9, 2020, the executive officers of the Company were as follows:

Atul Bhatnagar	62	President and Chief Executive Officer and Director
Stephen Cumming	49	Chief Financial Officer
Raymond de Graaf	53	Senior Vice President, Operations
Scott Imhoff	51	Senior Vice President, Product Management
Sally Rau	61	General Counsel
Ronald Ryan	61	Senior Vice President, Global Channel Management
Bryan Sheppeck	54	Senior Vice President, Global Sales
Vibhu Vivek	52	Senior Vice President, Products

Executive officers

Atul Bhatnagar has served as our President and Chief Executive Officer, or CEO, since February 2013 and has been on the board of directors of Cambium Networks, Ltd., the company through which we conduct our business, since September 2014. In connection with this offering, Mr. Bhatnagar was appointed as a member of our board of directors in April 2018. Prior to joining us, Mr. Bhatnagar served as the President and Chief Executive Officer of Ixia, a company that provided test and measurement equipment and applications to maintain wireless and wireline computer networks, from March 2008 until May 2012. Mr. Bhatnagar holds a B.S. degree in Electrical Engineering from the Birla Institute of Technology and Sciences and a M.S. in Electrical Engineering from the University of New Mexico, Albuquerque.

We believe that Mr. Bhatnagar possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience in the wireless and wireline networking industry and the operational insight and expertise he has accumulated as our President and CEO.

Stephen Cumming has served as our Chief Financial Officer since July 2018. Prior to joining us, Mr. Cumming served as the Chief Financial Officer of Kenandy, Inc., a B2B software provider company, from August 2014 until January 2018. Previously, Mr. Cumming served as the Vice President and Chief Financial Officer of Atmel Corporation, a worldwide leader in the design and manufacture of microcontrollers, from July 2008 until April 2013. Prior to joining Atmel, Mr. Cumming was the VP of Finance at Fairchild Semiconductor from Sept 1997 to July 2008, and during his tenure was interim Chief Financial Officer from September 2005 to April 2006. Prior to joining Fairchild Mr. Cumming held various financial management positions at National Semiconductor Corporation. Mr. Cumming has a Bachelor of Science Degree in Business from the University of Surrey and is a U.K. Chartered Management Accountant.

Raymond de Graaf has served as our Senior Vice President, Operations since September 2015. Prior to joining us, Mr. de Graaf was Vice President of Operations at Ixia from January 2008 until February 2015 and served as Senior Vice President of Operations at Ixia until August 2015. Mr. de Graaf holds a B.S. in Logistics Engineering and Business Administration from NHTV International Hogeschool Breda, a graduate degree in Global Business Administration from Nyenrode University, and a global executive M.B.A from Duke University’s Fuqua School of Business.

Scott Imhoff has served as our Senior Vice President, Product Management since July 2016. Mr. Imhoff joined us in October 2011 from Motorola Solutions and served in a variety of business development positions, including Director of Business Development, Vice President of Global Partner Development, and Vice President and Senior Vice President of Product Management. Mr. Imhoff holds a B.S. in Economics from Iowa State University and a M.B.A. from Lake Forest Graduate School of Management.

Sally Rau has served as our general counsel since February 2015. In the intervening period between 2014 and 2015, Ms. Rau was a consultant for law firms in the San Francisco Bay Area. Prior to 2014, Ms. Rau served as General Counsel of Velti, a provider of mobile marketing and advertising technology and solutions, a position she held from August 2010 until December 2013. Entities affiliated with Velti filed for bankruptcy protection in November 2013. From June 1998 until September 2010, Ms. Rau was in private practice and, from 2000 a partner at DLA Piper, a global law firm. Ms. Rau holds a B.A. in History from the University of California, Berkeley, and a J.D. from the University of Oregon, School of Law. Ms. Rau is a member of the State Bar of California.

Ronald Ryan has served as our Senior Vice President, Global Channel Management since May 2017. Mr. Ryan joined us in April 2013 and has served in a variety of positions including Vice President of global channel management, Director of Global Channels and interim Vice President of North American Sales and Global Sales Operations. Prior to joining Cambium, Mr. Ryan served in a variety of roles at Hutton Communications, a distributor of wireless communication infrastructure products, starting in 2000 as Senior Vice President and Director of Sales and Marketing until taking over as Chief Operating Officer for the last two years ending in 2012. Prior to Hutton Communications, Mr. Ryan spent 15 years with Arrow Electronics, an electronic component supplier. Mr. Ryan holds a M.B.A. from Pepperdine University.

Bryan Sheppeck has served as our Senior Vice President, Global Sales since January 2015. Previously, Mr. Sheppeck served as a Senior Vice President of global sales and Executive Vice President of worldwide sales at Aspect Software, a call center and customer service company from December 2012 and May 2014. Mr. Sheppeck holds a B.S. in industrial engineering from Worcester Polytechnic Institute and holds a M.B.A. from George Washington University.

Vibhu Vivek has served as our Senior Vice President, Products since June 2013. Prior to joining us, he served as Senior Director of Engineering from January 2007 to November 2008, and Vice President of Engineering from November 2008 until June 2013 for the Enterprise Network and Communications Business Unit within Motorola Solutions. Mr. Vivek holds a B.S. in engineering from the Indian Institute of Technology Delhi, a M.S. in engineering from Indian Institute of Technology and a M.S. in civil engineering from the University of Maine.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted.

Overview

This section provides a discussion of the compensation paid or awarded to our President and Chief Executive Officer and our two other most highly compensated executive officers as of December 31, 2019. We refer to these individuals as our “named executive officers.” For 2019, our named executive officers were:

•	Atul Bhatnagar, President and Chief Executive Officer

•	Stephen Cumming, Chief Financial Officer

•	Vibhu Vivek, Senior Vice President of Products

Our current executive compensation program is intended to align executive compensation with our business objectives and to enable us to attract, retain and reward executive officers who contribute to our long-term success. The compensation paid or awarded to our named executive officers is generally based on the assessment of each individual’s performance compared against the business objectives established for the fiscal year as well as our historical compensation practices. We provide each of our named executive officers with an annual base salary, annual incentive compensation and long-term incentives. Prior to our initial public offering, Messrs. Bhatnagar and Vivek received long-term incentives in the form of Class B Units in VCH, L.P. In connection with our initial public offering and our recapitalization, the Class B Units were exchanged for shares, restricted share awards or restricted share units to acquire our shares in accordance with the adjustment provisions set forth in the underlying award documents. Accordingly, our named executive officers received the following equity and equity awards in connection with the recapitalization: Mr. Bhatnagar, 623,044 ordinary shares and 205,926 performance shares plus 4,739 performance shares that have since forfeited; and Mr. Vivek, 100,978 ordinary shares. In addition, following the initial public offering, we awarded Mr. Cumming, 54,000 restricted share units and 150,000 share options; and Mr. Vivek 120,000 share options. The equity awards acquired in connection with the recapitalization remain subject to the same vesting conditions as the related Class B Units to the extent not satisfied as of the offering. Following our initial public offering, long-term incentives have been delivered in the form of share options and restricted share units (“RSUs”). The details of our 2019 executive compensation program are discussed below.

Compensation of Named Executive Officers

Base salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our named executive officers are designed to reflect each executive officer’s scope of responsibility and accountability with us. In 2019, base salaries for Messrs. Bhatnagar, Cumming and Vivek were $500,000, $362,500 and $339,423, respectively. Please see the “Salary” column in the 2019 Summary Compensation Table for the base salary amounts received by each named executive officer in 2019.

Annual incentive compensation

Historically, we have provided members of our senior leadership team (other than Mr. Bhatnagar) with cash annual incentive compensation, either through our annual bonus program or through a commissions-based program. As discussed below, Mr. Bhatnagar previously received annual incentive compensation through the grant of equity awards, the vesting of which is tied to the achievement of our annual cash bonus plan goals.

Annual incentive compensation holds executives accountable, rewards the executives based on actual business results and helps create a “pay for performance” culture. Our annual incentive program provides variable compensation based on the achievement of performance goals established by our board of directors at the beginning of fiscal year 2019. Under the 2019 annual incentive compensation program applicable to Messrs. Cumming and Vivek, variable compensation was payable based on the achievement of certain corporate financial performance measures relating to revenues and earnings before interest, taxes, depreciation and amortization, or EBITDA, each weighted at 50%. The actual incentive compensation payable to specific individuals under the 2019 annual incentive compensation program was subject to modification based on individual performance for 2019.

For 2019, the variable compensation opportunities for Messrs. Cumming and Vivek were 60 and 40% of their respective base salaries. Following the end of 2019, the board of directors reviewed our achievements against the revenue and EBITDA financial performance measures and determined that we did not meet target levels of achievement and, accordingly, no incentive compensation was paid to our named executive officers for 2019.

In 2017, Mr. Bhatnagar received a grant of 463,752 Class B Units of VCH, L.P. in lieu of receiving an annual cash bonus for the 2017 and 2018 performance years. A target of 50% of the Class B Units was scheduled to vest based on the Company’s achievement of revenue and EBITDA goals for each of the 2017 and 2018 performance years. Based on our 2018 performance, the board of directors determined in April 2019 to vest 10% of the portion of the Class B units allocated to 2018 performance, with the remaining unvested Class B Units eligible to vest based on 2019 performance. As discussed above, in connection with our initial public offering and the recapitalization, the remaining unvested Class B Units were exchanged for restricted shares that were subject to the same vesting conditions, as described below. Following the end of 2019, the board of directors reviewed our achievements against the revenue and EBITDA financial performance measures and determined that we did not meet target levels of achievement and, accordingly, Mr. Bhatnagar forfeited the annual incentive restricted shares allocated to 2019 performance.

Equity Compensation

To further align the interests of our executive officers with the interests of our shareholders and to further focus our executive officers on our long-term performance, we include equity compensation as a key component of our executive compensation program. In 2019, equity compensation was delivered in the form of share options and RSUs, both of which are viewed as supporting our “pay for performance” culture as share options will have no value unless our share price increases from the date of grant and the value of RSUs fluctuates based on our share price performance. The table below sets forth the grant date fair value of share options and RSUs granted to Messrs. Cumming and Vivek during 2019. Except with respect to the 2019 annual incentive program described above, Mr. Bhatnagar did not receive any equity compensation in 2019.

Named Executive Officer	Share Options ($)(1)	RSUs ($)(1)
Stephen Cumming	1,161,466	648,000
Vibhu Vivek	764,646	—

(1)

Share options for 150,000 shares and RSUs awarded to Mr. Cumming vest 25% on the anniversary of his date of hire and in equal quarterly installments over the succeeding three years; the remaining share options representing 150,000 shares vest 25% on the anniversary of the date of grant and in equal quarterly installments over the succeeding three years. The share options awarded to Mr. Vivek vest 25% on the anniversary of the date of grant and in equal quarterly installments over the succeeding three years.

Please see the “Outstanding Equity Awards at 2019 Fiscal Year-End” table for information regarding share options and RSUs held by our named executive officers as of December 31, 2019.

2019 Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for services performed in the years ended December 31, 2019 and, to the extent required by applicable SEC disclosure rules, December 31, 2018.

Name and principal position	Year	Salary ($)	Bonus ($)	Share awards ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)	All other compensation ($)(3)	Total ($)
Atul Bhatnagar President and Chief Executive Officer	2019	500,000	—	—	—	—	12,796	512,796
	2018	500,000	—	—	—	—	11,000	511,000
Stephen Cumming Chief Financial Officer	2019	362,500	—	648,000	1,161,466	—	1,596	2,173,562
Vibhu Vivek Senior Vice President of Products	2019	339,423	—	—	764,646	—	13,996	1,118,065

(1)

Amounts reported in this column for Mr. Cumming reflect the aggregate grant date fair value of RSUs awarded to Mr. Cumming, computed in accordance with ASC 718, based on the Company’s stock price on the date of grant. See Note 11 to the Consolidated Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

(2)

Amounts reported in this column reflect the aggregate grant date fair value of options awarded to our named executive officers in 2019, computed in accordance with ASC 718. See Note 11 to the Consolidated Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

(3)

Amounts reported in this column represent 401(k) matching contributions, life and disability insurance premiums and employer health savings account contributions. In 2019, Messrs. Bhatnagar and Vivek each received $11,200 in 401(k) matching contributions.

Outstanding Equity Awards at 2019 Fiscal Year-end

The following table sets forth information regarding outstanding share options, restricted shares and RSUs held by our named executive officers as of December 31, 2019.

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Equity incentive plan awards: number of unearned shares or units that have not vested (#)		Equity incentive plan awards: market value of unearned shares or units that have not vested ($)(6)
Atul Bhatnagar	4/30/2013	—	—		—	—	205,926	(1)	1,799,793
Stephen Cumming	6/25/2019	46,875	103,125	(2)	12.00	6/23/2029	—		—
	6/25/2019	—	—		—	—	37,125	(3)	324,473
	12/18/2019	—	150,000	(4)	6.34	12/18/2029	—		—
Vibhu Vivek	6/25/2019	—	120,000	(5)	12.00	6/23/2029	—		—
	12/18/2019		60,000	(4)	6.34	12/18/2029	—		—

(1)

These restricted shares will fully vest if Vector Capital achieves a 6.0x total equity return multiple, as determined over the 90-day period following the expiration of the initial public offering price lock-up period. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the threshold performance goals.

(2)

This option vested 25% on July 24, 2019 and the remaining 75% vested or will vest in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.

(3)

This RSU award vested 25% on July 24, 2019 and the remaining 75% vested or will vest in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.

(4)

This option vests 25% on the one-year anniversary of the grant date and in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.

(5)	This option vests 25% on June 25, 2020 and in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.

(6)	The market value of shares or units that have not vested reflects a stock price of $8.74, our closing stock price on December 31, 2019.

Employment Agreements and Potential Payments upon Termination or Change-in-Control

Existing executive employment arrangements

We are a party to an employment agreement with Mr. Bhatnagar that provides for certain severance and vesting benefits if he is involuntarily terminated, which benefits may vary if the involuntary termination was under certain circumstances in connection with or during the 12-month period following a change in control. We are also party to an offer letter with Mr. Cumming that provides for certain severance benefits if he is involuntarily terminated, which benefits may vary if the involuntary termination was under certain circumstances in connection with or during the 12-month period following a change in control. As of December 31, 2019, we were not subject to an employment agreement or severance arrangement with Mr. Vivek that provided for separation benefits.

Mr. Bhatnagar’s employment agreement provides for severance payments upon a termination without cause or a resignation for good reason (each as defined in the employment agreement), subject to Mr. Bhatnagar’s execution and non-revocation of a general release of claims in favor of us. In either case, Mr. Bhatnagar would receive (i) base salary continuation and continued participation in our group health plans for Mr. Bhatnagar and his eligible dependents at our expense for 12 months following termination and (ii) a pro-rata portion of his annual bonus for the fiscal year in which the termination occurs based on actual performance for the year. If Mr. Bhatnagar’s employment is terminated without cause or for good reason within 12 months before or after the occurrence of a change in control or initial public offering of the Company, all of his unvested equity would fully vest on his termination date.

Based on Mr. Cumming’s offer letter in effect on December 31, 2019, Mr. Cumming would be entitled to six months’ base salary continuation in the event his employment was terminated by the Company without cause. On March 19, 2020, the Company entered into an amendment to the offer letter to provide that, if Mr. Cumming’s employment with us (or our successor) is terminated without cause within 12 months following a change in control, Mr. Cumming will receive (i) one-year of base salary, payable in equal monthly installments during the 12-month period following such termination, (ii) a pro-rated annual bonus for the fiscal year in which such termination occurs, and (iii) continued participation our group health plan (to the extent permitted under applicable law and the terms of such plan) for Mr. Cumming and his eligible dependents at our expense for a period of 12 months following termination. The severance benefits under the offer letter are subject to Mr. Cumming’s execution and non-revocation of a customary release of claims in favor of us.

Any unvested share options, RSUs or restricted shares held by our named executive officers will vest in full upon a change in control in which the awards are not effectively assumed or continued by the surviving or acquiring corporation. In addition, the RSUs granted to Mr. Cumming will vest if Mr. Cumming’s employment is terminated by us without cause or by Mr. Cumming for good reason, in each case, within 24 months following a change in control. If Mr. Cumming’s or Mr. Vivek’s employment is terminated due to death or disability prior to December 18, 2020, then a pro-rated portion of the share options held by such named executive officer that were scheduled to vest on such date will vest.

401(k) Plan and Other Retirement Plans

We maintain a tax-qualified 401(k) retirement plan for all U.S. employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under our 401(k) plan, employees may elect to defer up to all eligible compensation, subject to applicable annual Internal Revenue Code limits. We match up to 4% of contributions made by our employees, including executives, with the match becoming fully vested after two years of service.

In addition, we maintain a qualified defined contribution plan for all U.K. employees who satisfy certain eligibility requirements. Under the U.K. retirement plan, eligible employees are automatically enrolled in the plan at a default employee contribution rate of 3% of eligible compensation and we make a matching contribution of 5%. Our matching contribution rate increases by 1% for each additional 1% that the employee contributes up to a maximum of 7%. Our matching contributions vest immediately and employees are always fully vested in their own contributions.

Compensation Risk Assessment

We conducted an assessment of the risks associated with our compensation practices and policies, and determined that risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us. In conducting the assessment, we undertook a review of our compensation philosophies, our compensation governance structure and the design and oversight of our compensation programs. Overall, we believe that our programs include an appropriate mix of fixed and variable features, and short- and long-term incentives with compensation-based goals aligning with corporate goals.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

Our board of directors and the audit committee are asking our shareholders to ratify the appointment by the audit committee of KPMG LLP (“KPMG”) as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2020. Shareholder ratification of such selection is not required by our Amended and Restated Memorandum and Articles of Association or any other applicable legal requirement. However, our board of directors is submitting the selection of KPMG to our shareholders for ratification as a matter of good corporate governance.

In the event our shareholders fail to ratify the selection, the audit committee will reconsider whether or not to continue to retain KPMG for the fiscal year ending December 31, 2020. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change should be made.

KPMG has audited our financial statements since May 2019. A representative of KPMG is expected to be present at the Annual Meeting, and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate shareholder questions.

Change in Independent Registered Public Accounting Firm

As described in the Company’s final prospectus dated June 25, 2019 and filed with the SEC on June 26, 2019 in connection with the Company’s IPO (the “IPO Prospectus”), in May 2019, we dismissed KPMG LLP, the UK firm affiliated with KPMG International (“KPMG UK”) as our independent registered public accounting firm and engaged KPMG LLP, the U.S. firm affiliated with KPMG International. The decision to change accountants was approved by the audit committee of the board of directors.

KPMG UK’s report on our financial statements for the two fiscal years ended December 31, 2017 and 2018 and the subsequent period through May 7, 2019 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. There were (i) no disagreements with KPMG UK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG UK, would have caused KPMG UK to make reference to the subject matter of the disagreements in connection with its reports and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K issued by the SEC, in connection with the audit of our financial statements for the two fiscal years ended December 31, 2017 and 2018 and the subsequent period through May 7, 2019, except for the following two material weaknesses as of December 31, 2017: (1) our failure to design, implement and document formalized processes and procedures to identify gaps in internal U.S. GAAP accounting expertise and determine when and how to engage specialists to augment our internal analysis of complex accounting technical matters and (2) that we had not designed and implemented a documented and comprehensive management review process to ensure that our financial statements are in compliance with all required disclosures and in accordance with technical accounting analyses previously performed, including ensuring we had adequate resources to perform the review, in each case as they relate to these complex historical financial transactions and arrangements.

Neither we nor anyone acting on our behalf consulted with KPMG at any time prior to their retention by us as our independent registered public accounting firm regarding any of the matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

We provided KPMG UK with a copy of the disclosures set forth in the IPO Prospectus and requested that KPMG UK furnish a letter addressed to the SEC stating whether or not KPMG UK agrees with statements made therein. A copy of that letter is filed as Exhibit 16.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 29, 2019 in connection with the IPO.

Principal Accountant Fees and Services

KPMG served as our principal accounting firm for the year ended December 31, 2019. KPMG UK served as our principal accounting firm for the year ended December 31, 2018.

Aggregate fees for professional services rendered by our principal accounting firms for the last two fiscal years are set forth below.

	Years Ended December 31,
	2019	2018
Audit fees	$1,034,957	$1,097,705
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$1,034,957	$1,097,705

Audit fees consists of fees for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, statutory audits of our international subsidiaries, issuances of consents and similar matters. This category also includes fees for services incurred in connection with the filing of our registration statements. The 2019 audit fees include fees related to our registration statements, including fees incurred by our predecessor auditor, KPMG UK. 2018 audit fees also include fees incurred by KPMG UK related to our registration statement, including the audit of our 2016 and 2017 financial statements.

Audit-related fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit fees”.

Tax fees represent the aggregate fees billed for professional services for tax compliance. All other fees represent the aggregate fees billed for products and services that are not included in the audit fees, audit-related fees, and tax fees.

Determination of Independence

In considering the nature of the services provided by our independent registered public accounting firm, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence.

Additional information concerning the audit committee and its activities can be found in the following sections of this proxy statement: “Committee of the Board of Directors” and “Report of the Audit Committee.”

Pre-Approval Policy

According to policies adopted by the audit committee and ratified by our board of directors, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be pre-approved by the audit committee. The audit committee has established a general pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent auditors. The audit committee may delegate pre-approval authority to one or more of its members.

The audit committee pre-approved one hundred percent (100%) of all services provided by KPMG during the years ended December 31, 2019 and 2018. The audit committee has considered the nature and amount of the fees billed by KPMG and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining KPMG’s independence.

Recommendation of Our Board of Directors and Audit Committee

OUR BOARD OF DIRECTORS AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Report of the Audit Committee

The audit committee oversees our independent registered public accounting firm and assists our board of directors in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.

In fulfilling its oversight responsibilities, the audit committee:

•	reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2019 with management and KPMG;

•	discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

•	received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board; and

•	discussed the independence of KPMG with that firm.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to our board of directors, and our board of directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC. The audit committee also appointed KPMG as our independent registered public accounting firm for fiscal year ending December 31, 2020.

Submitted by the audit committee of our board of directors:

Bruce Felt, Chair

Vikram Verma

Robert Amen

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our ordinary shares as of April 9, 2020, referred to in the table below as the “Beneficial Ownership Date”:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 25,680,282 shares outstanding as of the Beneficial Ownership Date.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Cambium Networks, Inc., 3800 Golf Road, Suite 360, Rolling Meadows, Illinois 60008.

Name of beneficial owner	Ordinary Shares beneficially owned(1)		Percentage of ordinary shares beneficially owned
5% Shareholders:
Vector Cambium Holdings (Cayman), L.P.(2)	19,204,754		74.8
Directors and Named Executive Officers:
Alexander R. Slusky(2)(3)	19,204,754		74.8
Robert Amen(2)(4)	19,204,754		74.8
Bruce Felt(5)	30,000	*
Vikram Verma(6)	18,750	*
Atul Bhatnagar	623,044		2.4
Stephen Cumming(7)	89,250	*
Vibhu Vivek	100,978	*
All executive officers and directors as a group (12 persons)(8)	20,368,660		78.7

*	Represents beneficial ownership of less than 1%

(1)	Shares shown in this table include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)

Consists of 17, 704,754 shares held by Vector Cambium Holdings (Cayman), L.P., 1,482,00 shares held by Vector Capital IV, L.P. and 18,000 shares held by Vector Entrepreneur Fund III, L.P. Vector Capital Partners IV, L.P. is the general partner of Vector Cambium Holdings (Cayman), L.P. and Vector Capital IV, L.P., and Vector Capital, Ltd., and Vector Capital, L.L.C. are the general partners of Vector Capital Partners IV, L.P. and Vector Capital Partners III, L.P. is the general partner of Vector Entrepreneur Fund III, L.P. The board of directors of Vector Capital, Ltd. has the exclusive power and authority to vote, or to direct to vote, and to dispose, or to direct the disposition of, the shares held by Vector Cambium Holdings (Cayman), L.P. and Vector Capital IV, L.P. and therefore holds indirect voting and dispositive power over the shares held by Vector

Cambium Holdings (Cayman), L.P. and Vector Capital IV, L.P. and may be deemed to be the beneficial owner of such shares. The board of directors of Vector Capital, Ltd. consists of Messrs. David Baylor, David Fishman, Robert Amen, Andy Fishman, Matthew Blodgett and James Murray, each of whom disclaims beneficial ownership of such shares in excess of his respective pecuniary interest in such shares. The address of each of the entities identified in this note is c/o Vector Capital, One Market Street, Steuart Tower, 23rd Floor, San Francisco, California 94105.

(3)

Consists of 19,204,754 shares held of record by VCH, L.P. for which Vector Capital and its affiliates may be deemed to have beneficial ownership. Mr. Slusky is the Chief Investment Officer of Vector Capital and as a result may be deemed to have beneficial ownership over such shares. Mr. Slusky disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(4)

Consists of 19,204,754 shares held of record by VCH, L.P. for which Vector Capital and its affiliates may be deemed to have beneficial ownership. Mr. Amen is a Managing Director of Vector Capital and as a result may be deemed to have beneficial ownership over such shares. Mr. Amen disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5)	Consists of ordinary shares issuable upon exercise of options as of Beneficial Ownership Date or that will become exercisable within 60 days of such date.

(6)	Consists of ordinary shares issuable upon exercise of options as of Beneficial Ownership Date or that will become exercisable within 60 days of such date.

(7)

Includes 65,625 ordinary shares issuable upon exercise of options as of Beneficial Ownership Date or that will become exercisable within 60 days of such date and 3,375 restricted share awards that vest within 60 days of the Beneficial Ownership Date.

(8)

Consists of (i) 20,153,252 ordinary shares held by our directors and executive officers, including 211,875 ordinary shares issuable upon exercise of options as of the Beneficial Ownership Date or that will become exercisable within 60 days of such date, and 3,533 restricted share units to become vested within 60 days of such date, and (ii) 19,204,754 shares held of record by VCH, L.P. or its affiliates for which Messrs. Slusky and Amen may be deemed to have beneficial ownership.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on our website at www.cambiumnetworks.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.

You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 24, 2020. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K

We will make available, on or about April 24, 2020, the proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, at www.proxypush.com/CMBM. We will also make available, solely for your reference and by courtesy, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 on the “Investors” page of our website at www.cambiumnetworks.com.

We will also provide, free of charge, to each person to any shareholder of record or beneficial owner of our ordinary shares as of the record date, upon the written or oral request of any such persons, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the SEC. Requests for such copies should be addressed to our General Counsel at the address below:

Cambium Networks

3800 Golf Road, Suite 360

Rolling Meadows, Illinois 60008

Attention: General Counsel

Telephone: (888) 863 5250

Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

ANNUAL meeTiNg OF CAmBiUm NeTwORks CORPORATiON Date: June 3, 2020 Time: 10 AM Pacific Time Place: 2590 N 1st Street, Suite 220, San Jose, California 95131 Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR each director nominee in proposal 1 and FOR proposal 2. provided. 1: Election of Directors Directors Recommend For Withold envelope 01 Alexander Slusky For the in 02 Atul Bhatnagar For For Against Abstain portion 2: Ratification of the appointment of KPMG For this LLP as our Independent Registered Public just Accounting Firm for the fiscal year ending December 31, 2020. return and perforation the at carefully separate Please Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please separate carefully at the perforation and return just this portion in the envelope provided. Annual Meeting of Cambium Networks Corporation to be held on Wednesday, June 3, 2020 for Holders as of 4/9/2020 This proxy is being solicited on behalf of the Board of Directors VOTE BY: iNTeRNeT TeLePHONe Call Go www. To proxypush.com/CmBm 866-475-8896 Cast vote • Use any touch-tone telephone. • your online. OR • Have your Proxy Card/Voting • Have your Proxy Card/Voting Instruction Form ready. Instruction Form ready. • Follow the simple recorded instructions. mAiL • View meeting documents. OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Sally J. Rau, Stephen Cumming and Atul Bhatnagar and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all of the ordinary shares of Cambium Networks Corporation that the undersigned is entitled to vote at said meeting and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. PROXY TABULATOR FOR CAmBiUm NeTwORks CORPORATiON C/O meDiANT COmmUNiCATiONs P.O. BOX 8016 CARY, NC 27512-9903

Proxy — Cambium Networks Corporation Annual meeting of shareholders This Proxy is solicited on Behalf of the Board of Directors The undersigned appoints Sally J. Rau, Stephen Cumming and Atul Bhatnagar (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the ordinary shares of Cambium Networks Corporation, a Cayman Islands exempted company (“the Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company on and all postponements or adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. Election of Directors; 2. Ratification of the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020. The directors nominated for re-election are: Alexander Slusky and Atul Bhatnagar The Board of Directors of the Company recommends a vote FOR all nominees for director in proposal 1 and FOR proposal 2. This proxy, when properly executed, will be voted in the manner directed. if no direction is made, this proxy will be voted FOR all nominees for director in proposal 1 and FOR proposal 2. in their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (see ReVeRse siDe) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the annual meeting and vote your shares in person, please mark this box. Please separate carefully at the perforation and return just this portion in the envelope provided.